UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 20, 2017

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Â §240.12b-2 of this chapter).

Emerging growth company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(d)       On September 25, 2017, Culp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report the results of shareholder votes at the Company’s annual meeting of shareholders held September 20, 2017.  As part of the Original Filing, the Company disclosed the results of the advisory vote on the frequency of Say on Pay votes on executive compensation, as follows:

Proposal 4:  Advisory vote on the frequency of Say on Pay votes on executive compensation

One year	8,881,732
Two years	33,810
Three years	2,081,708
Abstain	3,581
Broker Non-Votes	586,541

The Company’s board of directors had recommended that the shareholders vote to hold the Say on Pay vote every one year.

In accordance with the vote of its shareholders and the recommendation of its board of directors, the Company has decided to hold the Say on Pay vote every year at each annual meeting of shareholders.  This filing is made as an amendment to the Original Filing to disclose that decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2018

Culp, Inc.

		By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer